SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 21, 2003

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459

(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400

(Registrant’s telephone number, including area code)

SIGNATURES
Press Release

Item 5. Other Events.

Patent Litigation

     As is more fully described in the attached press release that is incorporated herein by reference, on August 21, 2003, the U.S. District Court for the District of Delaware issued a ruling related to ISCO International, Inc.’s (the “Company”) pending motions to overturn the jury findings with regard to the validity and enforceability of the Company’s patent (U.S. Patent No. 6,263,215, entitled “Cryoelectronically Cooled Receiver Front End for Mobile Radio Systems”) and allegations of inequitable conduct and unfair competition which had resulted in a damage award against the Company.

Item 7 — Financial Statements, Pro Forma Financial Information and Exhibits.

Items (a) and (b) are inapplicable.

(c) Exhibits

99.1	Press Release dated August 22, 2003 announcing the court ruling in patent litigation post-trial motion process.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

ISCO International, Inc.

Date: August 25, 2003	By:	/s/ Frank Cesario Frank Cesario Chief Financial Officer